UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2015

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2015 Annual Meeting of Shareholders of Imation Corp. (the “Company”) held on May 20, 2015, the shareholders voted on the following proposals:
(a) A proposal to elect three directors of the Company for a three-year term ending at the time of the Annual Meeting in 2018. The nominees received the votes set forth the below, which were certified as final on May 22, 2015. Because the number of nominees exceeded the number of directors to be elected, under the Company’s Bylaws the three nominees who received the highest number of “FOR” votes (Messrs. De Perio, Fernander and Kasoff) were elected.

Director	Votes For	Votes Withheld
Mark E. Lucas	14,445,309	383,746
L. White Matthews, III	14,506,821	322,234
David B. Stevens	14,504,264	324,791
Joseph A. De Perio	22,022,915	994,783
Robert B. Fernander	22,999,991	17,707
Barry L. Kasoff	22,022,915	994,783

(b) A proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2015. As set forth below, the proposal received the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting and therefore was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,989,758	415,982	42,720	0

(c) An advisory (non-binding) vote on the compensation of the Company’s named executive officers. As set forth below, the proposal did not receive the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting and therefore was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,799,322	24,811,516	235,911	0

(d) A proposal to repeal any changes to the Bylaws after November 7, 2013. As set forth below, this proposal did not receive the affirmative vote of at least 80% of all outstanding shares of the Company’s common stock ,as required by the Company’s Bylaws, and therefore was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,962,247	15,460,344	25,349	0

Item 5.01. Changes in Control of the Registrant

Three new directors were elected to the Company’s Board of Directors at the 2015 Annual Meeting of Shareholders held on May 20, 2015, which constitutes one half of the members of the Board of Directors. Therefore, the individuals who constituted the Board of Directors of the Company immediately prior to the time of the Annual meeting ceased to constitute at least a majority of the Board of Directors following the Annual Meeting. This event constituted a “Change of Control” under certain agreements between the Company and third parties, including its officers. The three new directors (Messrs. De Perio, Fernander and Kasoff ) were nominated by Clinton Relational Opportunity Master Fund, L.P. (together with certain of its affiliates, the “Clinton Group”). Based on filings with the Securities and Exchange Commission made by the Clinton Group, the Clinton Group only owns approximately 4 percent of the of the Company’s outstanding shares of common stock.

Item 8.01. Other Events

On May 19, 2015, the Board of Directors approved a further reduction in Board of Director compensation effective May 20, 2015. The annual equity grant of restricted stock to all members of the Board of Directors was further reduced from a dollar value of $150,000 to a dollar value of $125,000. The Board took this action, and its prior actions reducing Board compensation, to right size board compensation and decrease overall costs to the Company as part of its strategic transformation.

On May 20, 2015, the Board of Directors appointed a new Non-Executive Chairman of the Board, William G. LaPerch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMATION CORP.
Date:	May 27, 2015	By:	/s/ John P. Breedlove
John P. Breedlove
Vice President, General Counsel and Corporate Secretary